Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement (No. 333-124287) on Form S-1 of Hexion Specialty Chemicals, Inc. of our report dated August 25, 2005, relating to the financial statements and financial statement schedule of Hexion Specialty Chemicals, Inc. which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Columbus, Ohio

August 25, 2005